UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2007

CENTERLINE HOLDING COMPANY

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-13237	13-3949418
(Commission File Number)	(IRS Employer Identification No.)

625 Madison Avenue, New York, NY 10022

(Address of Principal Executive Offices)	(Zip Code)

212-317-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2007, the Compensation Committee and the Nominating and Governance Committee (the “Committees”) of Centerline Holding Company (the “Registrant”) approved the cancellation of an option to purchase common shares of beneficial interest (“Common Shares”) of the Registrant issued to Stephen M. Ross, the Chairman of the Board of Trustees of the Registrant, on November 17, 2003 (the “Cancelled Option”) and the substitution of the Cancelled Option with an option to purchase Common Shares (the “Substitute Option”) on substantially similar terms as the Cancelled Option.

The Committees took this action because Mr. Ross otherwise likely would have been subject to adverse tax consequences under Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended, that were unforeseen at the time the Registrant granted the Cancelled Option.  The Cancelled Option was issued to Mr. Ross in consideration of his service as the Chairman of the Board of Trustees of the Registrant in connection with the Registrant’s acquisition of Related Capital Company (now known as Centerline Affordable Advisors LLC) (the “RCC Transaction”).  The Cancelled Option had an exercise price ($17.78 per share) that was below the market value of the Company’s Common Shares on November 17, 2003, the effective date of the Cancelled Option, because the parties previously had agreed that the exercise price would equal the average of the closing price of the Company’s Common Shares for the 30 calendar days immediately preceding the public announcement of the Company’s acquisition of Related Capital Company.  For purposes of Section 409A, the holder of a share option like the Cancelled Option that has been granted with an exercise price less than the fair market value of the underlying common shares on the date of the grant, to the extent not vested as of January 1, 2005, is subject to adverse tax consequences.

The Substitute Option, which was granted with an exercise price above the market price of the Registrant’s Common Shares on its grant date, contains the identical exercise price ($17.78 per Common Share) as the Cancelled Option; expires on the same date (November 17, 2013) as the Cancelled Option; grants an option to purchase the same number of Common Shares (800,000) that remained unexercised under the Cancelled Option; and provides for the same vesting schedules with respect to the remaining unvested shares under the Cancelled Option (400,000 of which are vested immediately, 200,000 of which are due to vest on November 17, 2007 and 200,000 of which are due to vest on November 17, 2008) .  Because the terms of the Cancelled Option and the Substitute Option are substantially similar, the Registrant anticipates that the cancellation and re-grant will have no effect on share-based compensation expenses reported in the Registrant’s financial statements.

                The Substitute Option and a letter agreement providing for the cancellation of the Cancelled Option are attached hereto as Exhibit 10.1 and 10.2 respectively, and are incorporated herein by reference.  The foregoing description of the attached exhibits are qualified in their entirety by reference to the full text of such agreements.

Item 9.01.Financial Statements and Exhibits

(a).           Financial Statements

Not Applicable.

(b).           Pro Forma Financial Information

Not Applicable.

(c).           Exhibits

Exhibit 10.1    Centerline Holding Company Ross Non-Qualified Share Option Agreement, dated July 13, 2007.

Exhibit 10.2    Letter agreement dated July 12, 2007 between Stephen M. Ross and Centerline Holding Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTERLINE HOLDING COMPANY
(Registrant)

By:	/s/ Robert L. Levy
Robert L. Levy
Chief Financial Officer

July 17, 2007